Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.3 to Form S-4 of Wendy’s/Arby’s Restaurants, LLC of our report dated February 27, 2008 relating to the consolidated financial statements of Wendy’s International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
November 4, 2009